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                                                                   EXHIBIT 10.05

                           REPLACEMENT PROMISSORY NOTE

Indianapolis, Indiana
June 30, 2005                                                      $6,000,000.00

     FOR VALUE RECEIVED, the undersigned, BLUE RIVER BANCSHARES, INC., an Indiana corporation ("Borrower"), hereby unconditionally promises to pay to the order of UNION FEDERAL BANK OF INDIANAPOLIS (the "Lender"), without relief from valuation or appraisement laws, the principal sum of Six Million Dollars ($6,000,000.00), such amount representing the original principal amount of the "Term Loan" (as defined in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to the "Credit Agreement" (as defined below). Capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement.

     Unless otherwise required to be paid sooner pursuant to the provisions of the Credit Agreement, the principal indebtedness evidenced hereby shall be payable as set forth in the Credit Agreement on June 30, 2008.

     The Borrower promises to pay interest on the unpaid principal amount of the Term Loan from the date of such Term Loan until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement. Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement.

     Both  principal  and  interest  are  payable in lawful  money of the United
States of America to the Lender, to such domestic account as the Lender may designate, in same day funds. At the time of each prepayment of principal of the Term Loan, the Lender shall make a notation either on the schedule attached hereto and made a part hereof, or in such Lender's own books and records, in each case specifying the amount of principal prepaid with respect to such Term Loan; provided that the failure of the Lender to make any such recordation or notation shall not affect the Obligations of the Borrower hereunder or under the Credit Agreement.

     This Promissory Note is the "Term Note" referred to in, and is entitled to the benefits of, the Credit Agreement dated as of November 19, 2003, as amended by the First Amendment to Credit Agreement dated December 31, 2004, the Second Amendment to Credit Agreement dated March 30, 2005 and the Third Amendment to Credit Agreement dated the date hereof (as amended, restated, supplemented or modified from time to time, the "Credit Agreement") among the Borrower and the Lender. The Credit Agreement, among other things, (i) provides for the making of the Term Loan in an amount equal to the U.S. Dollar amount above, the indebtedness of the Borrower resulting therefrom being evidenced by this Promissory Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof without penalty or premium, upon the terms and conditions therein specified.

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     Demand, presentment,  protest and notice of nonpayment are hereby waived by the Borrower.

     Whenever in this Promissory Note reference is made to the Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns permitted pursuant to the Credit Agreement. The provisions of this Promissory Note shall be binding upon and shall inure to the benefit of said successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

     This Promissory Note replaces that certain Promissory Note dated November 19, 2003 in the face amount of $4,000,000.00 and continues to evidence the same indebtedness evidenced by such Promissory Note.

     This Promissory Note shall be governed by, interpreted and enforced, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (without regard to the conflicts of law provisions) of the State of Indiana. This Promissory Note is secured by and entitled to the benefit of all of the Loan Documents referred to in the Credit Agreement and all other existing and future security agreements between maker and payee.

                                       BLUE RIVER BANCSHARES, INC.

                                       By:______________________________________
                                       Name:
                                       Title:

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                  SCHEDULE OF TERM LOAN PAYMENTS OR PREPAYMENTS

                       Principal Paid   Amount of Unpaid
Date   Amount of Loan    or Prepaid     Principal Balance   Notation Made By
----   --------------    ----------     -----------------   ----------------

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